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                                                                   EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT
                           THE PRINCETON REVIEW, INC.

         This Employment Agreement is between Linda Nessim-Rubin ("Nessim-Rubin") and The Princeton Review, Inc. ("TPR"), and is subject to the current terms of the Executive Compensation Policy Statement, which is attached as Exhibit A (the "Policy Statement"). Terms may be defined in The Princeton Review Glossary. This Agreement supersedes any previous employment agreement.

1. Job Description: Nessim-Rubin shall serve as the EVP of Communications and Human Resources.

2. Compensation: TPR shall pay Nessim-Rubin $160,000 per year, increasing annually by 3%. She shall also receive a bonus of up to 25% of base salary.

3. Stock Option Grant: In addition to Stock previously issued, TPR hereby grants Nessim-Rubin an option to purchase 48,000 shares of Series B Common Stock at a $6.25 strike price, vesting evenly each quarter over the next three years.

4. Term: This Agreement has an initial two-year term, which will automatically be extended for additional two-year periods on each anniversary of the effective date until (i) Nessim-Rubin voluntarily terminates employment or
     (ii) TPR gives contrary written notice to Nessim-Rubin at least 6 months prior to the anniversary date.

5. Disability: In Paragraph 4.2 of Exhibit A, the aggregating period shall be 180 days.

6. Severance Payments and Benefits: If TPR terminates Nessim-Rubin's employment without cause under Section 4.1 of the Policy Statement, then, in addition to the payments provided under Section 5.1, but in lieu of the payments provided under Section 5.3, TPR will pay Nessim-Rubin her annual base salary for an additional nine months following termination. In addition, Nessim-Rubin will be entitled to reimbursement of COBRA payments to maintain medical and dental insurance for a number of weeks equal to twice the number of years she was employed full-time by TPR.

7. Spite: Remedies available to TPR under Section 2.4.2 shall not include repayment of stock option appreciation.

Agreed to this April 10, 2000.


/s/ Mark Chernis                                     /s/ Linda Nessim-Rubin
---------------------------                          --------------------------
Mark Chernis                                          Linda Nessim-Rubin
Chief Operating Officer